Exhibit 10.13

LOAN AGREEMENT AND PROMISSORY NOTE

RMB _____________	December 8, 2008

1.

Loan. FOR VALUE RECEIVED, Heilongjiang Shuaiyi New Energy Development Co., Ltd., a limited liability company duly established and existing under the law of People’s Republic of China (“Borrower”), promises to pay to the order of ___________________, an individual citizen of People’s Republic of China (“Lender”), the principal sum of RMB ___________ (¥___________) (“Loan”).  This Loan Agreement and Promissory Note (“Note”) evidences the Loan from Lender to Borrower.

2.

Interest. The principal amount under this Note will bear no interest.

3.

Payments of Principal; Maturity Date; No Prepayment.

(a)

Payments of Principal. Borrower will repay the principal balance of the Loan as follows: The entire outstanding principal balance will be payable in ten (10) successive equal yearly payments of RMB _____________ million (¥____________) each, beginning on the tenth annual anniversary of the execution date of this Note and within the first month of each year thereafter. A final payment of all outstanding principal will be due and payable on or before January 1, 2028 (the “Maturity Date”)

(b)

No Prepayment. The Lender understands that the proceeds of the Loan will be used for the continuing development of the Borrower and any request of prepayment may materially affect the daily operation and established business development plan of the Borrower. The Lender therefore agrees that she will not, under any circumstance, require the prepayment of the Loan unless so requested by the Borrower.

4.

Assignment.

(a)

Assignment by the Borrower. Borrower may assign and transfer all or any portion of the its obligations hereunder to any person or entity it reasonably believes has the financial capacity to repay the obligations so assigned (“Borrower’s Assignee”) by sending the Lender a written notification five (5) days prior to the date on which such assignment and transfer takes effect.  The Lender hereby agrees to any such assignment and transfer by entering into this Note.  This Note will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Borrower, and upon any assignment, the term “Borrower” as used in this Note will refer to the Borrower and/or any Borrower’s Assignee.

(b)

Assignment by the Lender. Lender may not assign this Note in whole or in part to any person or entity without the prior written consent of Borrower. For avoidance of doubt, any assignment and transfer by the Lender of this Note without the prior written consent of Borrower will give the Borrower full and complete excuse to deny the repayment of the Loan without incurring any liabilities as set forth hereunder.

5.

Method of Payment. As permitted by the then effective PRC laws and regulations, the Borrower and/or the Borrower’s Assignee may, at its own discretion, repay the Loan in any form, including without limitation, outstanding common stock of any public company that is a direct or indirect shareholder of the Borrower and/or the Borrower’s Assignee.  The Borrower and the Lender agree to negotiate the details of the payment method and enter into a separate agreement in sixty (60) days prior to date on which the first payment of the Loan is due and payable.

6.

Miscellaneous.

(a)

Headings and Gender. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note.  All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(b)

Severability. Whenever possible each provision and term of this Note will be interpreted in a manner to be effective and valid but if any provision or term of this Note is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Note.  If any of the covenants set forth in this Note are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the parties.

(c)

Notices. All notices, requests, demands, claims, and other communications under this Note will be in writing. Any party may send any notice, request, demand, claim, or other communication under this Note to the intended recipient at the address set forth on the signature page of this Note by any means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient.  Refusal by a party to accept notice that is validly given under this Note will be deemed to have been received by such party upon receipt. Any party may change the address to which notices, requests, demands, claims, and other communications under this Note are to be delivered by giving the other party notice in the manner herein set forth. Any notice, request, demand, claim, or other communication under this Note will be addressed to the intended recipient as set forth on the signature page hereto.

(d)

Further Assurances. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Note.

(e)

Governing Law. This Note will be construed, and the rights and obligations under this Note determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

(f)

Amendment. This Note may not be amended, altered or modified except by a subsequent written document signed by all parties.

(g)

Counterparts. This Note may be executed in any number of counterparts. When each party has signed and delivered to the other party at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Signature Page Follows]

Borrower:

Lender:

Heilongjiang Shuaiyi New Energy

___________________________

Development Co., Ltd.

By: ______________________________

By: ______________________________

Lianyun HAN

Its: Legal Representative

Address:

Address:

No. 41 Hanguang Street, Nangang District

___________________________

Harbin 150080, People’s Republic of China

___________________________